FOR RELEASE
Wednesday, August 18, 1999

                     CALPROP REPORTS SECOND QUARTER RESULTS

                    Company Reports Profitable Second Quarter

MARINA DEL REY, CA, August 18, 1999 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and six month periods ended June 30, 1999, today reported that it has earned a net profit from operations for the second quarter ended June 30, 1999.

      "As a result of a strong California economy and sound projects, we achieved a net profit from operations for the fifth consecutive quarter. Additionally, our total units in backlog remains strong at 134 units, $31,100,000, from 151 units, $31,700,000, a year ago, reflecting a continuing strong demand for our homes," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      "The company is presently building in seven locations; two in southern California, three in northern California and two in the Colorado Denver Metro area. In implementing our strategy of diversifying laterally within the housing industry, we plan on commencing construction on two apartment projects within the next 120 days. We continue to pursue additional for sale housing projects and are in escrow to acquire 46 lots in Aurora, Colorado and 105 lots in Murrieta, California," Zaccaglin said.

      For the second quarter, Calprop's revenues were $18.4 million, an increase of $10.7 million or 140.8% from $7.6 million of revenues in the second quarter a year ago. Income from development operations was $511,209 for the second quarter, down $188,783 or 27.0% compared to the prior year quarter. Net income for the second quarter of 1999 was $74,834, or $0.01 per share on 10,602,242 weighted average shares and common stock equivalents, compared with net income of $105,667 or $0.01 per share on 10,483,423 weighted average shares and common stock equivalents, in the same quarter a year ago. The results were primarily driven by an increase in marketing expenses as typical start up costs for five projects reduced earnings as did additional costs on a completed project in Southern California.

      For the year-to-date period, revenues were $26.2 million, up 150.7% from $10.4 million in 1998. The company reported net income of $403,027 or $0.04 per share, for the six months ended June 30, 1999, a $791,523 increase from the net loss of $388,496, or ($0.04) per share, in 1998. The increase in net income is primarily the result of an increase in the revenue from the same period a year ago.

      Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California as well as Colorado. The company's common stock is traded on the OTCBB under the symbol CLPO.

                                - tables follow -


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

                               CALPROP CORPORATION
                                 Balance Sheets
                                   (Unaudited)

                                                       June 30,     December 31,
                                                         1999          1998
                                                     (Unaudited)
                                                     -----------    -----------
Assets:
Real estate development                               68,484,512     65,282,197
                                                     -----------    -----------
     Total investment in real estate                  68,484,512     65,282,197

Other assets:
  Cash and cash equivalents                            3,064,329      1,590,403
  Prepaid expenses                                        61,980         88,775
  Deferred tax asset                                   4,800,000      4,800,000
  Other assets                                           776,033        760,514
                                                     -----------    -----------
     Total other assets                                8,702,342      7,239,692
                                                     -----------    -----------

     Total assets                                     77,186,854     72,521,889
                                                     ===========    ===========

Liabilities and Stockholders' Equity:
Trust deeds and notes payable                         42,085,265     37,524,507
Related party notes                                   20,052,034     20,870,286
                                                     -----------    -----------
     Total trust deeds and notes payable              62,137,299     58,394,793
Accounts payable and accrued liabilities               5,653,968      5,056,010
Warranty reserves                                        355,509        284,624
                                                     -----------    -----------
     Total liabilities                                68,146,776     63,735,427

Minority interest                                        184,180        326,941

Stockholders' equity:
  Common stock, no par value
    Authorized - 20,000,000 shares
    Issued and outstanding - 10,279,935 and
      10,284,135 shares at June 30, 1999 and
      December 31, 1998, respectively                 10,279,935     10,284,135
  Additional paid-in capital                          25,850,818     25,851,130
  Deferred compensation                                 (231,930)      (241,130)
  Notes receivable from common stock sale               (485,472)      (474,134)
                                                     -----------    -----------
  Accumulated deficit                                (26,557,453)   (26,960,480)
                                                     -----------    -----------
     Total stockholders' equity                        8,855,898      8,459,521

                                                     ===========    ===========
     Total liabilities and stockholders' equity       77,186,854     72,521,889
                                                     ===========    ===========

                                    - more -


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

                               CALPROP CORPORATION
                            Statements of Operations
                                   (Unaudited)

                                               Three Months Ended            Six Months Ended
                                                    June 30,                    June 30,
                                           --------------------------   --------------------------
                                               1999           1998          1999           1998
                                           -----------    -----------   -----------    -----------
Development operations:
  Real estate sales                         18,381,700      7,632,478    26,164,559     10,438,264
  Cost of real estate sales                 17,870,491      6,932,486    24,916,897      9,820,775
                                           -----------    -----------   -----------    -----------
Income from development operations             511,209        699,992     1,247,662        617,489

Other income                                    30,536         11,370        55,739         47,351
                                           -----------    -----------   -----------    -----------

Other expenses:
  General and administrative expenses          634,793        446,521       994,353        832,497
  Interest expense                              40,766         37,486        48,782        106,053
                                           -----------    -----------   -----------    -----------
Total other expenses                           675,559        484,007     1,043,135        938,550
                                           -----------    -----------   -----------    -----------

Minority interests                            (208,648)       121,688      (142,761)       114,786

Income loss before benefit of income
taxes                                           74,834        105,667       403,027       (388,496)
                                           -----------    -----------   -----------    -----------
Net income (loss)                               74,834        105,667       403,027       (388,496)
                                           ===========    ===========   ===========    ===========

Basic and diluted net income (loss)
per share                                  $      0.01    $      0.01   $      0.04         ($0.04)
                                           ===========    ===========   ===========    ===========

Weighted average number of common
     shares and common stock equivalents
     adjusted for stock dividends           10,602,242     10,438,423    10,592,513      9,846,674

Units
      single family                                 80             35           113             52
                                           -----------    -----------   -----------    -----------
total                                               80             35           113             52

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